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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 16, 2008

RIDGESTONE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53269
(State or other jurisdiction of incorporation)	(Commission File No.)

1806 London Street
New Westminster, British Columbia V3M 3E3
(Address of principal executive offices and Zip Code)

(778) 227-0111
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 8.01      OTHER EVENTS

     On June 16, 2008, we entered into a non-binding letter of intent with China Bright Technology Development Limited (“China Bright”) to acquire a license to use all of China Bright’s patent and intellectual rights for the purpose of manufacturing, marketing, and distributing products designed to reduce gas emissions by motor vehicles. The China Bright patents and intellectual rights are directed at the use of hydrogen technology to reduce gas emissions in motor vehicles. The letter of intent calls for us to execute a definitive licensing agreement on or before July 1, 2008 with China Bright. The territory to be covered be the license will be the European Union and the United States of America. The fee for the license will by $3,500,000 payable as follows: $300,000 at closing; $1,000,000 by December 31, 2008; $1,000,000 by March 31, 2009; and, $1,200,000 by August 31, 2009. In addition we will be obligated to issue to China Bright, an amount of common stock equal to 60% of our total outstanding common shares. All of the foregoing is subject to the execution of a definitive licensing agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 17th day of June 2008.

RIDGESTONE RESOURCES, INC.

BY:   PARDEEP SARAI
         Pardeep Sarai
         Principal Executive Officer